UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2009

Blackboard Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Massachusetts Ave NW, Washington, District of Columbia		20001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-463-4860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On July 27, 2009, the United States Court of Appeals for the Federal Circuit issued its decision in Blackboard Inc. v Desire2Learn, Inc. The Federal Circuit affirmed in part, reversed in part, and dismissed in part the March 2008 decision of the U.S. District Court for the Eastern District of Texas regarding the claims by Blackboard Inc. (the "Company") against Desire2Learn, Inc. ("Desire2Learn") for infringement of Blackboard’s U.S. Patent No. 6,988,138 ("the ’138 patent") in which the Company was awarded approximately $3.3 million in damages and interest. The Federal Circuit reversed the district court’s decision regarding the proper construction of independent claim 36, invalidating claims 36, 37 and 38 of the ’138 patent and affirmed the district court’s decision that claims 1-35 of the ‘138 patent are invalid as indefinite. The decision did not reach all claims or contentions asserted by the parties with respect to infringement of claims 36, 37 and 38. The Federal Circuit’s decision also did not reach claims 39 through 44 of the ’138 patent, which remain valid and enforceable. The Company’s litigation with Desire2Learn on other patents is not affected by the Federal Circuit decision.

In the event of a final, non-appealable judgment of a court that entirely disposes of Blackboard’s claims in the district court action such that the Company is foreclosed from recovering relief from Desire2Learn, the Company is required to repay the $3.3 million previously received plus 6% interest per annum within 10 business days. In the event that Federal Circuit decision becomes final and non-appealable, such repayment obligation would be triggered. The Company intends to seek review of the Federal Circuit decision.

As a result of the Federal Circuit decision, for the three-month period ended June 30, 2009, the Company expects to record one-time charges of approximately $3.5 million related to the reversal of the district court judgment, and a non-cash charge of up to $7.5 million as the result of possible impairment of capitalized patent costs. Any non-cash charges will be excluded from the Company's calculation of non-GAAP net income and non-GAAP net income per share.

Any statements in this report on Form 8-K about future expectations, plans and prospects for Blackboard and other statements containing the words "believes," "intends," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and represent the Company's views as of July 27, 2009. Subsequent events and developments may cause the Company's views to change and while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to July 27, 2009. The information contained in this Item 7.01 is being furnished, not filed. Accordingly, the information in this Item 7.01 shall not be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackboard Inc.

July 27, 2009	By:	/s/ Matthew H. Small

Name: Matthew H. Small
Title: Chief Legal Officer